                                                                [EXECUTION COPY]





                                 LOAN AGREEMENT


                                   dated as of


                                November 3, 1999,


                                      among


                           TRI-LINKS INVESTMENT TRUST,
                                 as the Lender,


                                 PICK SAT, INC.,
                                 as the Borrower


                                       and


                           PICK COMMUNICATIONS, CORP.,
                                  as the Parent




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                                TABLE OF CONTENTS


                                    ARTICLE I

                                  Defined Terms


                                                                            Page
                                                                            ----

Section 1.01. Certain Definitions.........................................     1

                                   ARTICLE II

                                   The Credit

Section 2.01. The Commitment .............................................     4
Section 2.02. Reduction of the Commitment ................................     4
Section 2.03. Method of Borrowing ........................................     5
Section 2.04. Notes ......................................................     5
Section 2.05. Interest ...................................................     6
Section 2.06. Repayment ..................................................     6
Section 2.07. Optional Prepayments .......................................     6
Section 2.08. Mandatory Prepayments ......................................     6
Section 2.09. General Provisions as to Payments ..........................     7
Section 2.10. Application of Payments ....................................     8
Section 2.11. Computation of Interest and Fees............................     8
Section 2.12. Commitment Fee .............................................     8

                                   ARTICLE III

                            Conditions to Borrowings

Section 3.01. Conditions Precedent to the Initial Borrowing ..............     8
Section 3.02. Conditions Precedent to All Borrowings .....................     9

                                   ARTICLE IV

                 Representations and Warranties of the Borrower

Section 4.01. Corporate Existence and Power ..............................    10
Section 4.02. Authorization; Binding Effect ..............................    10
Section 4.03. Contravention ..............................................    11
Section 4.04. Consents ...................................................    11
Section 4.05. Capitalization .............................................    11
Section 4.06. Subsidiaries ...............................................    11

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Section 4.07. Financial Information ......................................    12
Section 4.08. Litigation .................................................    12
Section 4.09. Permits ....................................................    12
Section 4.10. Compliance with Laws .......................................    12
Section 4.11. Absence of Certain Changes or Events .......................    12
Section 4.12. Debt and Liens .............................................    13
Section 4.13. Assets .....................................................    13
Section 4.14. Books and Records ..........................................    13
Section 4.15. Environmental Matters ......................................    14
Section 4.16. Government Regulation ......................................    14
Section 4.17. Misstatements ..............................................    15
Section 4.18. Full Disclosure ............................................    15

                                    ARTICLE V

                    Covenants of the Borrower and the Parent

Section 5.01. Affirmative Covenants ......................................    15
Section 5.02. Negative Covenants .........................................    17
Section 5.03. Investment Bank ............................................    18
Section 5.04. SatMex .....................................................    18
Section 5.05. Borrower Board of Directors ................................    19
Section 5.06. Parent Board of Directors ..................................    19
Section 5.07. Negative Covenants of the Parent ...........................    19
Section 5.08. Series D Covenants .........................................    20

                                   ARTICLE VI

                                    Defaults

Section 6.01. Events of Default ..........................................    20
Section 6.02. Remedies....................................................    22

                                   ARTICLE VII

                               Taxes and Expenses

Section 7.01. Taxes ......................................................    22
Section 7.02. Expenses....................................................    23


                                      -ii-

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                                  ARTICLE VIII

                           Indemnification by Borrower

Section 8.01. Indemnification by Borrower ................................    24
Section 8.02. Notice and Opportunity to Defend ...........................    24
Section 8.03. Contribution ...............................................    25
Section 8.04. Right of Setoff ............................................    25

                                   ARTICLE IX

                                    Warrants

Section 9.01. Issuance of Warrants .......................................    26
Section 9.02. Terms of the Warrants ......................................    26
Section 9.03. Documentation ..............................................    27

                                    ARTICLE X

                                  Miscellaneous

Section 10.01. Amendment of Agreement ....................................    27
Section 10.02. Notices ...................................................    27
Section 10.03. Remedies; No Waiver .......................................    28
Section 10.04. Enforceability; Successors and Assigns. ...................    28
Section 10.05. Integration ...............................................    29
Section 10.06. Forum; Submission to Jurisdiction .........................    29
Section 10.07. Execution in Counterparts .................................    29
Section 10.08. Law Governing .............................................    29
Section 10.09. Severability ..............................................    29
Section 10.10. Transfer of Notes; Participations .........................    29
Section 10.11. Survival ..................................................    30
Section 10.12. Lawful Interest ...........................................    30

                                    Schedules

Schedule 4.12(a)      Borrower Debt
Schedule 4.12(b)      Borrower Liens
Schedule 5.07(a)      Parent Debt


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                                    Exhibits

Exhibit 2.03(a)       Form of Notice of Borrowing
Exhibit 2.04(a)       Form of Note
Exhibit 3.01(b)       Form of Officer's Certificate of the Borrower
Exhibit 3.01(c)       Form of Secretary's Certificate of the Borrower
Exhibit 3.01(e)       Form of Borrower Security Agreement
Exhibit 3.01(f)       Form of Parent Guarantee Agreement



                                      -iv-

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                                 LOAN AGREEMENT

         LOAN AGREEMENT dated as of November 3, 1999, among TRI-LINKS INVESTMENT TRUST (the "Lender"), PICK SAT, INC. (the "Borrower") and PICK COMMUNICATIONS, CORP. (the "Parent").

                                    RECITALS

         A. The Lender has agreed to make available certain loans to the Borrower.

         B. The Borrower and the Lender now wish to enter into this Agreement to provide for the loans to be made by the Lender to the Borrower.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

         Section 1.01. Certain Definitions. When used herein, the following terms shall have the following meanings:

                  "Atlantic Tele-Network Contract" means that certain Security Agreement, dated as of September 13, 1999, between the Borrower and Atlantic Tele-Network, Inc.

                  "Borrowing" means a borrowing consisting of a Loan.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capitalized Lease" means any lease that in accordance with GAAP is or should be capitalized and appear on the balance sheet of the lessee.

                  "Change of Control" means (a) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower's capital stock would be converted into cash, securities or other property other than a merger in which the holders of the Borrower's capital stock immediately prior to the merger will have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of a majority of the assets of the Borrower, (c) adoption of any plan or proposal for the liquidation or dissolution of the Borrower, or (d) when any "person" (as defined in

         Section 13(a)(9) or 13(d) of the Exchange Act of 1934) other than the Parent, shall become the "beneficial owner" of more than 10% of the Common Stock outstanding at the time.

                  "Collateral" has the meaning stated in the Security Documents.

                  "Debt" of a Person at any date means, without duplication, the sum of (a) all obligations of the Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments,
         (iii) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) as lessee under Capitalized Leases, (v) under letters of credit issued for the account of the Person and (vi) arising under acceptance facilities, plus (b) all Debt of others Guaranteed by the Person, plus (c) all Debt of others secured by a Lien on any asset of the Person and whether or not such Debt is assumed by the Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

                  "Dollars" and "I" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

                  "Final Repayment Date" means March 3, 2000.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of the Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or the investment of funds in any other Person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

                  "Lien" means any mortgage, deed of trust, lien (statutory or otherwise), claim, pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, license, lease, conveyance of any right or encumbrance of any kind.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents and the Warrants.


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                  "Obligations" means all amounts owed or to be owed to the
         Lender under the Loan Documents, including, without limitation, the principal amount of the Notes, fees, costs, expenses and indemnities payable under the Loan Documents, and interest and default interest on those amounts, and all amounts loaned by Lender in any bankruptcy proceeding and all interest payable in bankruptcy, notwithstanding any right or power of the Borrower, the Parent or any other Person to assert any claim or defense as to the invalidity or unenforceability of any of those obligations.

                  "Permitted Liens" means (a) Liens in favor of the Lender pursuant to the Security Documents, and (b) Liens existing on the date of this Agreement in each case as described on Schedule 4.12(b) but not the extension of those Liens to other property.

                  "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a governmental agency.

                  "Restricted Payment" of a Person means (a) any dividend or other distribution of any kind on any shares of the Person's capital stock, and (b) any payments in cash or otherwise, on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Person's capital stock, or (ii) any option, warrant or other right to acquire shares of the Person's capital stock.

                  "Security Documents" means each of the Borrower Security Agreement and the Parent Guarantee Agreement.

                  "UCC" of any jurisdiction means Article 9 of the Uniform Commercial Code, or any successor statute or provision, as in effect from time to time in the jurisdiction.

                                   ARTICLE II

                                   The Credit

         Section 2.01. The Commitment. Subject to and upon the terms and conditions herein set forth, the Lender hereby agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn under this Agreement. Loans made hereunder (i) shall be made at any time and from time to time from the date of this Agreement and prior to the Final Repayment Date, (ii) shall bear interest from the date of the Borrowing with respect to such Loan at the Interest Rate, (iii) may be repaid and reborrowed in accordance with the provisions hereof, provided, however, that the Borrower may not reborrow amounts prepaid or repaid under Section 2.08, and (iv) shall not exceed at any time in aggregate principal amount the Commitment.

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         Section 2.02. Reduction of the Commitment.

         (a) Commitment Amount. For purposes of this Agreement, the "Commitment" of the Lender shall mean an amount equal to $500,000, as such amount may be reduced or limited from time to time as set forth in this Section 2.02.

         (b) PICK Net Transaction. Notwithstanding the provisions of Section 2.02(a) above, from and after the date of this Agreement until the date on which the sale (the "PICK Net Transaction") of PICK Net Inc. and PICK Net UK Plc for aggregate consideration of not less than $10,200,000 is consummated (and evidence of such consummation satisfactory to the Lender is received by the Lender), the Commitment Amount shall be limited to the amount that the Lender has lent to the Borrower as of December 17, 1999 (the "PICK Net Condition").

         (c) Mexican Cable Contracts. Notwithstanding any provision of this
Section 2.02 to the contrary, until such time as all necessary regulatory approvals are received by the Borrower in connection with the Borrower's Mexican cable contracts (and evidence of such regulatory approval satisfactory to the Lender is received by the Lender), the Commitment shall not exceed $400,000 (unless such limitation is waived by the Lender).

         (d) Commitment Termination Date. On the Final Repayment Date, the Commitment shall automatically be reduced to zero.

         (e) Partial Reductions of Commitment. If and to the extent that a prepayment or repayment of a Loan or Loans shall occur or be required under
Section 2.08, the Commitment shall automatically be reduced by the amount of such prepayments or repayments so required.

         Section 2.03. Method of Borrowings.

         (a) Notice of Borrowing. The Borrower shall give the Lender a notice of Borrowing, substantially in the form of Exhibit 2.03(a) (each, a "Notice of Borrowing"), at least one Business Day before each Borrowing. Each Notice of Borrowing shall state (i) the date of the Borrowing, which shall be a Business Day, and (ii) the total amount of the Borrowing. Each Borrowing shall be in an aggregate principal amount of at least $100,000 or an integral multiple of $10,000 in excess of that amount. The Borrower may not revoke a Notice of Borrowing.

         (b) Funds. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender shall make the funds of the Borrowing available to the Borrower no later than 11:00 a.m., New York City time, on the date of the Borrowing.

         Section 2.04. Notes.

         (a) The Note. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by the Lender shall be evidenced by a single promissory note substantially in the form of Exhibit 2.04(a), with blanks appropriately completed in conformity herewith (the "Note").

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The Note issued to the Lender shall (i) be executed by the Borrower, (ii) be payable to the Lender, (iii) be dated the date of this Agreement, (iv) be in a stated principal amount equal to the Commitment, (v) mature on the Final Repayment Date, (vi) bear interest as provided in Section 2.05, (vii) be subject to mandatory repayment as provided in Section 2.08 and (viii) be entitled to the benefits of this Agreement and the other Loan Documents.

         (b) Schedule. The Lender may record on the schedules forming a part of the Note appropriate notations to evidence the date and amount of each Loan made by it and the date and amount of each payment of principal and interest made by the Borrower with respect to the Loan. The Lender may also attach to and make a part of any Note a continuation of the schedule as and when required. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement or any Note to pay the principal amount of and interest on the Loans. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. Nevertheless, in the event of any inconsistency between the Notes and the Lender's records, absent manifest error, the Lender's records shall be conclusive evidence of the existence and amounts of the obligations of the Borrower with respect to the Loans.

         Section 2.05. Interest.

         (a) Loans. Each Loan shall bear interest on the outstanding principal amount of the Loan for each day from and including the date of the Borrowing of such Loan to but excluding the date of repayment of such Loan, at a rate per annum (the "Interest Rate") equal to 13.00%.

         (b) Interest Payment Dates. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) monthly in arrears on the first day of each month, commencing on the first of those dates after the Loan is made and (ii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (c) Default Rate. All overdue principal, and to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest, payable on demand, for each day from and including the date payment was due to but excluding the date of actual payment, whether before or after judgment, at a rate per annum. equal to the Interest Rate plus 2%.

         Section 2.06. Repayment. The Loans shall be due and payable, and the Borrower shall be required to repay all of the Loans, plus all accrued interest on the principal amounts of the Loans, on the Final Repayment Date.

         Section 2.07. Optional Prepayments. The Borrower may, upon at least two Business Days notice to the Lender, without premium or penalty, prepay the Loan in whole at any time, or from time to time in part in aggregate principal amounts of at least $100,000 or any integral multiple of $10,000 in excess of that amount, by paying the principal amount to be prepaid together with accrued interest on that amount to the date of prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan by the amount and on the date so specified.

         Section 2.08. Mandatory Prepayments.

         (a) Loans in Excess of Commitment. If on any date (after giving effect to any other repayments or prepayments on such date) the aggregate outstanding principal amount of Loans exceeds the Commitment then in effect, the Borrower shall repay on such date that principal amount of Loans in an aggregate amount equal to such excess.

         (b) Event of Default. If Loans become due under Section 6.01, the Borrower shall immediately prepay the Loans with accrued interest on the principal amount prepaid to the date of prepayment. The Lender shall apply those prepayments and any and all funds the Lender receives under any Loan Document toward the payment or prepayment of all Obligations at the times and in the amounts and order determined by the Lender in its sole discretion.

         (c) Lender's Right to Require Repayment. At any time after the date of the initial Borrowing, the Lender may declare all or a portion of the Loans and the Notes (together with all accrued interest) to be due and payable by delivering a notice to the Borrower not less than two Business Days prior to the required date of repayment, and on the date specified in such notice, the Borrower shall repay to the Lender an amount equal to the sum of (i) the portion of the Loans and Notes to be repaid, plus (ii) all accrued and unpaid interest on such portion of the Loans, plus (iii) an amount equal to 1 % of the outstanding principal amount of the Loans to be repaid.

         (d) Change of Control. In the event that a Change of Control shall occur, the Borrower shall be required to repay the Loans in full by paying to the Borrower, on or before the date on which the Change of Control is consummated, an amount equal to the sum of (i) the outstanding principal amount of the Loans, plus (ii) all accrued and unpaid interest on the Loans, plus (iii) an amount equal to 1 % of the outstanding principal amount of the Loans.

         (e) Proceeds of Asset Sales. In the event that the Borrower shall sell, assign, transfer, convey or otherwise dispose of any its assets, or shares of capital stock or other securities, not including the Picknet Transaction, the Borrower shall immediately prepay the Loans (together with all accrued and unpaid interest) in an amount equal to the proceeds of such sale.

         Section 2.09. General Provisions as to Payments.

         (a) Payments Received. The Borrower shall make each payment of principal of and interest on the Loans and of commitment fees not later than 2:00 p.m., New York City time, on the date when due, in federal or other funds immediately available to the Lender at its address referred to in Section 9.01. Any payment received by the Lender after 2:00 p.m., New York City time, on any day shall be deemed to have been received on the following Business Day. Amounts paid by the Borrower in excess of the amounts then payable shall be returned to the Borrower or applied ratably as directed by the Borrower.

         (b) Payments Due on a Non-Business Day. If any payment of principal of or interest on Loans or of commitment fees shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest on that amount shall be payable for the extended time.

         Section 2.10. Application of Payments. Subject to Section 2.08(b), if the Lender receives funds under any Loan Document for application under this Agreement, the Lender shall apply those funds on behalf of the Borrower, at the times and in the amounts and order determined by the Lender in its sole discretion, (a) to the repayment of all matured or demand obligations of the Borrower then outstanding under the Loan Documents and (b) to the prepayment of all Loans with all accrued interest on the principal amount prepaid to the date of prepayment.

         Section 2.11. Computation of Interest and Fees. The amount of interest on Loans, indemnities and other amounts payable by the Borrower under the Loan Documents shall be computed on the basis of a year of 365 days or 366 days, as the case may be, and paid for the actual number of days elapsed, from and including the first day of the period to but excluding the last day of the period. The Lender shall determine all of those amounts and its determination shall be conclusive absent manifest error.

         Section 2.12. Commitment Fee. The Borrower shall pay to the Lender a commitment fee at the rate of 0. 25 % per annum on the daily average of the unused portion of the Commitment. The commitment fee shall accrue from the date on which the PICK Net Transaction is consummated to the Final Repayment Date. The commitment fee shall be payable monthly on the first day of each month, commencing on the first of those dates after the date of this Agreement, and on the Final Repayment Date.

                                   ARTICLE III

                            Conditions to Borrowings

         Section 3.01. Conditions Precedent to the Initial Borrowing. The obligation of Lender to make the initial Loan hereunder on the date of the first Borrowing is subject to the Lender having received the following, each dated the date of the first Borrowing (unless otherwise specified by Lender), in form and substance satisfactory to Lender:

                  (a) Note. The Note complying with Section 2.04, duly executed by the Borrower;

                  (b) Officer's Certificate. A certificate of the President or a Vice President of the Borrower substantially in the form of Exhibit 3.01(b),

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                  (c) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of the Borrower, substantially in the form of
         Exhibit 3.01(c), with respect to (i) the certificate of incorporation of the Borrower, (ii) the by-laws of the Borrower, (iii) the resolutions of the Board of Directors and the shareholders of the Borrower approving each Loan Document to which the Borrower is a party and the other documents to be delivered by it under the Loan Documents, and (iv) the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it under the Loan Documents;

                  (d) Good Standing Certificates. A certificate of the Secretary of State of each jurisdiction in which the Borrower is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by, the Borrower and as to the charter documents on file in the office of the Secretary of State;

                  (e) Borrower Security Agreement. The Borrower Security Agreement, duly executed by the Borrower, substantially in the form of
         Exhibit 3.01(e) (the "Borrower Security Agreement");

                  (f) Parent Guarantee Agreement. The Guarantee Agreement, duly executed by the Parent, substantially in the form of Exhibit 3.01(f) (the "Parent Guarantee Agreement ");

                  (g) Financing Statement Acknowledgments. Acknowledgment copies of proper Financing Statements (Form UCC-1s), or equivalent reports, duly filed under the UCC of all jurisdictions as in the sole judgment of Lender may be necessary or desirable to perfect the security interests created by the Security Documents;

                  (h) Other Information. Evidence that all other actions necessary or, in the opinion of Lender, desirable or required to perfect and protect the security interests and liens created by the Security Documents have been taken; and

                  (i) Opinion of Counsel. A legal opinion of Snow Becker Krauss P.C., in form and substance satisfactory to the Lender.

         Section 3.02. Conditions Precedent to All Borrowings. The obligation of Lender to make any Loan hereunder (including the initial Loan on the date of the first Borrowing) is subject to the fulfillment of each of the following conditions to Lender's satisfaction on the date of each such Borrowing:

                  (a) Notice of Borrowing. Lender shall have received the related Notice of Borrowing required by Section 2.03;

                  (b) Presentations, Warranties and Covenants True and Complied With. The representations, warranties and covenants of the Borrower and the Parent contained in each Loan Document to which it is a party are true, correct and complied with on the date of the Borrowing;

                  (c) No Default. No Default has occurred and is then continuing or would result immediately after the Borrowing;

                  (d) Consents and Other Information. Lender has received such consents and other information, approvals, opinions or documents reasonably requested by Lender;

                  (e) Budget Review. The Lender shall have reviewed the Borrower's "October 26, 1999" budget and shall have approved such budget in its sole and absolute discretion; and

                  (f) Officer's Certificate. Lender shall have received a certificate of an officer of the Borrower certifying that the conditions set forth in Sections 3.02(b) and (c) have been satisfied.

                                   ARTICLE IV

                 Representations and Warranties of the Borrower

         Section 4.01. Corporate Existence and Power. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified under the laws of each jurisdiction in which qualification is required to own, lease or license its Assets or to carry on its business and (c) has all necessary power and authority required to own its Assets, to carry on its business and to execute and deliver each of the Loan Documents and to consummate the transactions contemplated thereby.

         Section 4.02. Authorization, Binding Effect. The execution and delivery by the Borrower of each of the Loan Documents, the performance by it of its obligations under the Loan Documents and the consummation of the transactions contemplated thereby has been duly authorized by all necessary action. No other proceedings on the part of the Borrower are necessary to approve and adopt the Loan Documents or to approve the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Borrower, and each of the other Loan Documents is, or when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms.

         Section 4.03. Contravention. Neither the execution, delivery and performance of the Loan Documents by the Borrower nor the consummation of the transactions contemplated thereby, the borrowing of the Loan, the granting of the security interest in the Collateral, the repayment of the Loans as provided herein nor the application of proceeds pursuant to the Loan Documents will (with or without notice or lapse of time or both) (a) conflict with, violate or breach any provision of the Borrower's certificate of incorporation or by-laws, (b) violate, conflict with or result in a breach of any statute, law, regulation or order by which the Borrower or any of the Assets may be bound or affected, or
(c) conflict with, result in a default under, or give rise to a right of termination, cancellation, or acceleration under any credit or loan agreement or any other material contract or material agreement to which the Borrower is a party or pursuant to which the Borrower or any of the Assets may be bound or affected, except for the Atlantic Tele-Network Contract.

         Section 4.04. Consents. No authorization, consent, order or approval of, notice to or registration with, or any other action by any governmental authority or other Person is required or advisable in connection with (a) the due execution, delivery and performance by the Borrower of the Loan Documents,
(b) the consummation of the transactions contemplated by the Loan Documents, and
(c) the exercise by the Lender of its rights and remedies under the Loan Documents.

         Section 4.05. Capitalization. The authorized capital stock of the Borrower consists of 5,000 shares of common stock, having no par value (the "Common Stock"). 1,500 shares of Common Stock are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and nonassessable. Except for such shares of Common Stock, there are no shares of capital stock or other equity securities of the Borrower outstanding. The Parent is the sole record and beneficial owner of all of the issued and outstanding shares of the Common Stock.

         Section 4.06. Subsidiaries. Schedule 4.06 sets forth a correct and complete list of each subsidiary of the Borrower, showing as of the date of this Agreement, (i) the jurisdiction of its organization and jurisdictions in which it is qualified to do business, (ii) the number and type of equity interests authorized, issued and outstanding, and (iii) the percentage of such equity interests owned directly or indirectly by the Borrower.

         Section 4.07. Financial Information.

         (a) Balance Sheets. The unaudited balance sheet of the Borrower dated as of December 31, 1998 and the unaudited balance sheet of the Borrower dated September 30, 1999, copies of which are attached hereto as Schedule 4.07(a), were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of the Borrower and fairly present the financial position of the Borrower as of their respective dates.

         (b) Other Financial Statements. The unaudited statements of operations, statements of changes in shareholder's equity and statements of cash flows of the Borrower for the 12-month period ended on December 31, 1998 and the unaudited statement of operations, statement of changes in shareholder's equity and statement of cash flows of the Borrower for the 9-month period ended September 30, 1999, copies of which are attached hereto as Schedule 4.07(b), were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of the Borrower (except with respect to the unaudited statements, for the absence of footnotes and subject to normal recurring year end adjustments which will not be material in amount) and. fairly present the results of operations, changes in shareholder's equity and cash flows of the Borrower for such period.

         Section 4.08. Litigation. There is no lawsuit, action, investigation, arbitration or other proceeding (a) against the Borrower, (b) that questions the validity of any of the Loan Documents or that relates to any of the transactions contemplated by the Loan Documents, or (c) affecting any of the Assets.

         Section 4.09. Permits. Except as set forth on Schedule 4.09, The Borrower owns, holds or possesses all licenses, permits, approvals and consents ("Permits") necessary or advisable to entitle it to use its corporate name, to own, lease, operate and use the Assets, and to conduct its business, and all such Permits are validly held and in full force and effect.

         Section 4.10. Compliance with Laws. The Borrower is in material compliance with each law, rule, regulation and order applicable to the Borrower, its business or the Assets.

         Section 4.11. Absence of Certain Changes or Events.

         (a) No Material Adverse Effect. Since December 31, 1998, there has been no material adverse change in the business, Assets, operations, prospects or condition (financial or otherwise) of the Borrower, except as previously disclosed by the Borrower to the Lender in writing.

         (b) Conduct of Business in Ordinary Course. Since December 31, 1998, the Borrower has conducted its business in the ordinary course consistent with past practice.

         Section 4.12. Debt and Liens.

         (a) Debt Schedule. Schedule 4.12(a) sets forth a correct and complete list of (i) all credit agreements, indentures, purchase agreements, Guarantees, Capitalized Leases and other investments, agreements and other arrangements presently in effect providing for or relating to Debt in respect of which the Borrower is in any manner directly or contingently obligated, (ii) the maximum principal or face amounts of the Debt outstanding or which may be outstanding under each of those agreements and other arrangements, and (iii) the maturity date of the Debt.

         (b) Lien Schedule. Schedule 4.12(b) sets forth a correct and complete description and list of all Liens on property owned, leased, licensed or used by the Borrower. The Borrower has delivered to Lender a correct and complete copy of each instrument, agreement, judgment or other evidence giving rise to a Lien.

         Section 4.13. Assets.

         (a) Sufficiency of Assets. The Borrower owns, leases or has the legal right to use all the properties and assets used in or necessary to the conduct of the Borrower's business or otherwise owned, leased or used by the Borrower and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts or agreements used or intended to he used by the Borrower in or relating to the conduct of the Borrower's business (all such properties, assets and contract rights being the "Assets").

         (b) Title to Assets. The Borrower has good and valid title to all Assets reflected on the balance sheets delivered to the Lender or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the most recent balance sheet delivered to the Lender in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except for Permitted Liens.

         Section 4.14. Books and Records. The records and books of account of the Borrower are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in all material respects in the financial statements referred to in
Section 4.07(a) and Section 4.07(b).

         Section 4.15. Environmental Matters.

         (a) No Environmental Liability. The Borrower does not have, nor will the Borrower have any actual, alleged or contingent liability or obligation (i) under any federal, state, local or foreign environmental law (collectively, "Environmental Laws") or (ii) with respect to the generation, presence, disposal, release, handling, transportation, storage, cleanup or contamination of or by any pollutant, contaminant, hazardous or toxic wastes, substances or materials as defined by the Environmental Laws ("Hazardous Materials") (any such liability or obligation being an "Environmental Liability").

         (b) No Violation of Environmental Laws. Neither the Borrower, any of the Assets, nor the operation of the Borrower's business, has violated or is in violation of any Environmental Law or Permit and no condition or event has occurred or exists which, with notice, or passage of time or both, would constitute a violation of any such Environmental Law or a material liability. The Borrower has timely filed all reports and generated and maintained, and currently generates and maintains, all data, documentation and records required under any Environmental Laws.

         (c) Basis for Environmental Claims. The Borrower has not been identified or listed as a potentially responsible party or a responsible party under any Environmental Law, nor has the Borrower received any information request from a governmental authority under any Environmental Law. None of the Borrower's properties are listed or is proposed for listing on the federal National Priorities List or any other similar statute, law, rule, regulation or order. There are no underground storage tanks, storing or previously storing Hazardous Materials at any property, site or facility currently or previously owned, leased or operated by the Borrower.

         Section 4.16. Government Regulation.

         (a) Federal Laws. The Borrower is not, and after giving effect to the transactions contemplated by the Loan Documents will not be, (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (iii) subject to any law, rule or regulation which regulates the incurrence of indebtedness, including, but not limited to, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         (b) Banking Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any statute, law, rule, regulation or order of any governmental authority (including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or for acquiring any security in a transaction subject to Section 13 or 14 of the Securities Exchange Act of 1934 (the "Exchange Act"). No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock or for acquiring any security in a transaction subject to Section 13 or 14 of the Exchange Act.

         Section 4.17. Misstatements. No information, certificate, schedule or report furnished or to be furnished by the Borrower (or by its employees, representatives, counsel, accountants or other professionals) to the Lender (or to the Lender's representatives) in connection with the transactions contemplated by the Loan Documents, and no representation or warranty contained in the Loan Documents, contained or will contain, as the case may be, any material misstatement of fact or omitted or will omit, as the case may be, to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         Section 4.18. Full Disclosure. The Borrower is not aware (a) of any facts pertaining to the Borrower, the Assets, its operations or its business which are reasonably likely to have a material adverse change in the business, Assets, operations, prospects or condition (financial or otherwise) of the Borrower and which have not been disclosed in this Agreement, (b) that any representation or warranty contained in the Loan Documents is untrue or incorrect or (c) of any information which would contradict or is inconsistent with any representation or warranty contained in the Loan Documents.

                                    ARTICLE V

                    Covenants of the Borrower and the Parent

         Section 5.01. Affirmative Covenants. Until the Obligations shall be paid and performed in full and Lender shall not have any Commitment under this Agreement, the Parent shall cause the Borrower to, and the Borrower shall, do the following:

                  (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which both such qualification is required and the failure to so qualify could have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

                  (b) Maintenance of Records. Keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.

                  (c) Maintenance of Properties. Maintain, keep and preserve all its tangible and intangible properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (d) Right of Inspection. At any reasonable time and from time to time, permit Lender or any of its representatives to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss its business, properties, prospects and condition (financial or otherwise) with any of its officers and directors and with the Borrower's independent accountants.

                  (e) Reporting Requirements.  Furnish to Lender:

                      (i) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of the quarter and the related consolidated statements of income and retained earnings and change in financial position for the portion of the fiscal year ended with the last day of the quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and certified by the chief financial officer of the Borrower (subject to non-material recurring year-end adjustments);

                      (ii) Management Letters. Promptly upon receipt, copies of all reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by the accountants; and

                      (iii) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower and the Parent as Lender may from time to time reasonably request.

                  (f) Weekly Progress Reports. The Chief Financial Officer of the Borrower will meet with the Lender and its representatives and provide progress and status reports to the Lender, in each case, no less often than weekly.

                  (g) Chief Financial Officer. The Chief Financial Officer of the Borrower shall report directly to the Board of Directors of the Borrower and the Parent and shall be present at all weekly update meetings with the Lender and all Board of Directors meetings.

                  (h) Further Assurances. Promptly upon request by Lender, correct, and cause each of the other parties to the Loan Document to promptly correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation of the Loan Document. Promptly upon request by Lender, the Parent shall cause the Borrower to, and the Borrower shall, do, execute, acknowledge, deliver, record, file and register, any and all such further acts, deeds, conveyances, documents, security agreements, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments as Lender may require from time to time in order to carry out more effectively the purposes of each Loan Document.

         Section 5.02. Negative Covenants. Until the Obligations shall be paid and performed in full and Lender shall not have any Commitment under this Agreement, the Parent shall cause the Borrower not to, and the Borrower shall not (except with respect to the sale of up to 80% of the outstanding capital stock of the Borrower to SoftNet Systems, Inc. (the "SoftNet Transaction")), do the following:

                  (a) Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of the Assets, now owned or hereafter acquired, except for Permitted Liens.

                  (b) Debt. Create, incur, assume or suffer to exist any Debt, except:

                      (i) Debt of the Borrower under this Agreement or the Notes;

                      (ii) Debt specifically described in Schedule 4.12(a); and

                      (iii) Debt to Sam Ressas and/or Ashley Cooper (and their designees and affiliates) pursuant to commitments existing on the date of this Agreement, such Debt not to exceed $1, 100,000 in the aggregate.

                  (c) Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person.

                  (d) Leases. Create, incur, assume, or suffer to exist, pursuant to a Guarantee or otherwise, any obligation as lessee for the rental or hire of any real or personal property, except for leases existing on the date of this Agreement and any extensions or renewals of those leases.

                  (e) Sale and Leaseback. Transfer any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

                  (f) Sale of Assets. Transfer any of its assets now owned or hereafter acquired (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests) except for inventory disposed of in the ordinary course of business.

                  (g) Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any affiliate.

                  (h) Restricted Payments. Declare, make, set aside or pay, any Restricted Payment, except for payment of dividends to the Parent not to exceed $200,000.

                      (i) Authorized Shares. Not increase the number of authorized shares of capital stock of the Borrower, or issue or sell any additional shares of capital stock of the Borrower or any additional warrants, rights, options or securities exchangeable or convertible into shares of capital stock of the Borrower.

                      (ii) Expenditures. Not spend or incur expenses in excess of $5,000 for any single expenditure or $25,000 in the aggregate for expenditures without the prior consent of the Lender.

         Section 5.03. Investment Bank. The Borrower agrees to retain within 45 days after the date of this Agreement, an investment bank to assist the Borrower in finding a strategic or financial partner, which investment bank must be acceptable to the Lender.

         Section 5.04. SatMex. The Borrower and the Parent agree to use their respective best efforts to negotiate and enter into an agreement with SatMex pursuant to which the Borrower or the Parent will exchange equity, cash or Debt in exchange for satellite capacity from SatMex, which agreement and its terms must be satisfactory to the Lender.

         Section 5.05. Borrower Board of Directors. The Parent will cause the members of the Board of Directors of the Borrower to consist of the same members as the Board of Directors of the Parent from time to time.

         Section 5.06. Parent Board of Directors. The Parent will, as of the date of this Agreement, cause the Board of Directors of the Parent to consist of ten members, four of whom may be designated by the Lender. From and after the date of this Agreement (regardless of whether the Loans shall have been repaid or the Commitments terminated), the Parent agrees to use its best efforts to cause the four designees of the Lender to be members of the Parent's Board of Directors and not to allow the number of directors to be changed from ten without the unanimous vote of all of the directors of the Parent and the consent of the Lender. The Parent will obtain, at the Parent's expense, directors and officers liability insurance in the minimum coverage amount of $2,000,000, covering the members of the Parent's Board of Directors, which policy and its terms must be reasonably acceptable to the Lender.

         Section 5.07. Negative Covenants of the Parent. Until the Obligations shall be paid and performed in full and Lender shall not have any Commitment under this Agreement, the Parent shall not do the following:

                  (a) Debt. Create, incur, assume or suffer to exist any Debt, except:

                      (i) Debt of the Parent under the Parent Guarantee
         Agreement;

                      (ii) Debt specifically described in Schedule 5.07(a);

                      (iii) Debt to finance working capital needs of the Parent not to exceed $500,000 in the aggregate; and

                      (iv) Debt to Sam Ressas and/or Ashley Cooper (and their designees and affiliates) pursuant to commitments existing on the date of this Agreement, such Debt not to exceed $ 1,100,000 in the aggregate.

                  (b) Restricted Payments. Declare, make, set aside or pay, any Restricted Payment.

                  (c) Authorized Shares. Not increase the number of authorized shares of capital stock of the Parent.

         Section 5.08. Series D Covenants. Except as such covenants and agreements may have been modified by the provisions of this Agreement, including, without limitation, this Article V, each of the Parent, the Borrower and the Lender agree that all of the covenants and agreements set forth in (a) that certain Subscription Agreement (the "Subscription Agreement"), dated as of May 12, 1999, between the Parent and the Lender and (b) that certain Investor Rights Agreement (the "Investor Rights Agreement"), dated as of May 12, 1999, between the Parent and the Lender, shall apply to the Borrower as if the Borrower were the "Company" named therein, and such covenants and provisions are hereby incorporated into this Agreement as if specifically and expressly set forth herein.

                                   ARTICLE VI

                                    Defaults

         Section 6.01. Events of Default. Any one or more of the following events which shall occur and be continuing shall constitute an "Event of Default":

                  (a) Failure to Make Payments When Due. The Borrower shall fail to pay when due any principal amount of or interest on any Note, any commitment fees, any indemnification or any other amount payable under any Loan Document and, in any case, the failure shall continue for five days;

                  (b) Failure to Perform Certain Covenants. The Borrower or the Parent shall fail to observe or perform any covenant or agreement contained in Sections 5.01(a) through 5.01(g), 5.02, 5.07(a) or (b) of this Agreement or any covenant in the Security Documents and the failure shall continue for five days;

                  (c) Other Failures to Perform. The Borrower or the Parent shall fail to observe or perform any obligation, covenant or agreement required by any Loan Document to be observed or performed by it (other than those covered by Sections 6.01(a) or 6.01(b)) for 30 days;

                  (d) Breach of Representations or Warranties. Any representation, warranty, certification or statement made by the Borrower or the Parent in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made or delivered;

                  (e) Failure to Pay Other Debt. The Borrower or the Parent shall fail to make when due or within any applicable grace period any payment is excess of $25,000 in the aggregate in respect of any Debt or any event or condition shall occur that results in the acceleration of the maturity of any Debt of the Borrower or the Parent or enables (or, with the giving of notice or passage of time or both, would enable) the holder of that Debt to accelerate the maturity of that Debt or declare the same due and payable;

                  (f) Bankruptcy Events. The Borrower or the Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the corporation or for a substantial part of its property, (iv) make a general assignment for the benefit of creditors, or (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (g) Involuntary Bankruptcy Events. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or the Parent or of a substantial part of its property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any of them or for a substantial part of its property or (iii) the winding-up or liquidation of any of them, and in each case, the proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (h) Judgments. One or more judgments, decrees or orders for the payment of money in excess of $25,000 in the aggregate shall be rendered against the Borrower or the Parent and those judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                  (i) Security Documents. Any Security Document shall at any time after its execution and delivery and for any reason other than the express terms of the document, cease to create a valid and perfected first priority security interest in and to a material portion of the property purported to be subject to that Security Document; or

                  (j) Parent Ceases to Own Borrower Stock. The Parent shall for any reason cease to be the sole legal and beneficial owner of at least 80 % of the capital stock of the Borrower.

         Section 6.02 Remedies. Upon and after the occurrence of an Event of
Default:

                  (a) Non-Bankruptcy Related Defaults. In the case of any Event of Default specified in any paragraph other than Section 6.01(f) or 6.01(g), Lender may by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and declare the Loans and the Notes (together with accrued interest) to be, and the Loans and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (b) Bankruptcy Events of Default. In the case of any of the Events of Default specified in Section 6.01(f) or 6.01(g), without any notice to the Borrower or any other act by Lender, the Commitment shall thereupon terminate and the Loans and the Notes (together with accrued interest) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Remedies in All Events of Default. Lender may (i) exercise all rights and remedies provided in the Loan Documents, (ii) exercise any right of counterclaim, setoff, banker's lien or otherwise which it may with respect to money or property of the Borrower, (iii) bring any lawsuit, action or other proceeding permitted by law for the specific performance of, or injunction against any violation of, any Loan Document and may exercise any power granted under or to recover judgment under any Loan Document, and (iv) exercise any other right or remedy permitted by law.

                                   ARTICLE VII

                               Taxes and Expenses

         Section 7.01. Taxes. The Borrower shall make all payments under each Loan Document, whether of principal, interest, or otherwise, in full without setoff or counterclaim and without any deduction or withholding for or on account of any taxes unless the Borrower is compelled by law to make the deduction or withholding. If the Borrower is compelled by law to make any deduction or withholding or any deduction or withholding on the additional amounts referred to below, then the Borrower shall pay, together with the payment from which the deduction or withholding is made, as extra compensation under this Agreement such additional amounts as may be necessary so that the net amount paid to Lender, as the case may be, will be equal to the amount then due and owing to it or purported to be paid to it under the Loan Documents. In addition, the Borrower shall hold Lender harmless from all liabilities with respect to or resulting from taxes or any omission or delay in deducting or withholding any taxes. The Borrower will deliver to Lender certificates or other valid vouchers for all taxes deducted from or paid with respect to any payments under any Loan Document.

         Section 7.02. Expenses.

         (a) Payment of Expenses. The Borrower shall pay to the Lender the following on demand:

             (i) all reasonable costs and expenses, including without limitation, all stamp and other taxes and fees, if any, incurred by Lender (including reasonable fees and expenses of its counsel) in connection with (A) filing, recording, administering and amending or modifying any Loan Document and any document to be delivered in connection with any of those documents or advising Lender as to its rights and responsibilities under any of those documents and the transactions contemplated by those documents, (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of or exercise or pursuit of its rights under any Loan Document or any document to be delivered under any of the Loan Documents, (C) the failure by the Borrower or the Parent to perform or observe any provision of any of the Loan Documents and (D) the custody, preservation, use, operation completion, processing, repair, appraisal or sale or transfer of all or any part of any of the Collateral; and

             (ii) all costs and expenses for all appraisals, audits, reports, insurance and title costs and filing fees incurred in connection with any of the Loan Documents or any document to be delivered under any Loan Document or the transactions referred to in such documents.

         (b) Borrower May Make Payments. If the Borrower is required under any Loan Document to make any payment to any Person other than Lender (including, but not limited to, payment to discharge any Lien or to pay any tax or to pay any premiums or other amounts necessary to maintain any insurance required under any Loan Document), the Borrower irrevocably agrees that Lender may make(but shall not be required to make) such payment on behalf of and for the account of the Borrower if the Borrower fails to do so when and as required by the Loan Document. All payments made by Lender for this purpose shall constitute costs of Lender under this Section and the Borrower shall on demand immediately reimburse Lender for such costs on demand.

                                  ARTICLE VIII

                           Indemnification by Borrower

         Section 8.01. Indemnification by Borrower. The Borrower will indemnify the Lender and its affiliates and each of their respective shareholders, partners, managers, members, trustees, directors, officers, employees, agents and affiliates (collectively, the "Indemnified Persons") against and hold each Indemnified Person harmless from any and all liabilities, losses, damages, judgments, costs, expenses or claims of any kind (including costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses) (collectively, "Losses") that the Indemnified Persons may suffer or incur, arising out of or relating to:

                  (a) any default in payment or prepayment of the principal amounts of or interest on any Loan or Note or part thereof, as and when due (at maturity, by notice of prepayment or otherwise), or the occurrence of an Event of Default;

                  (b) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower relating to the use or proposed use of the proceeds of the Loans; or

                  (c) any Loan Document, any agreement to be delivered under those documents, the transactions contemplated by those documents (including, without limitation, the enforcement of the rights of Lender and of the obligations of the Borrower or the Parent under any of those documents) or the relationships created by those documents.

         The indemnity set forth in this Section shall be in addition to any other obligations or liabilities of the Borrower to Lender at common law or otherwise.

         Section 8.02. Notice and Opportunity to Defend.

         (a) Notice of Action. If there occurs an event which an Indemnified Person hereto asserts is an indemnifiable event pursuant to Section 8.01 hereof, Indemnified Person will promptly notify the Borrower of such claim or Loss, specifying the amount thereof, if any, and the commencement of such action or proceeding. Delay or failure to so notify the Borrower will only relieve the Borrower of its obligations to the extent, if at all, that it is actually prejudiced by reason of such delay or failure.

         (b) Opportunity for Borrower to Accept Responsibility. The Borrower will have a period of 10 calendar days in which to respond. If the Borrower accepts responsibility, then the Borrower will be obligated to compromise or defend, at its own expense and by counsel chosen by the Borrower, such matter. If the Borrower fails to assume the defense of such matter, or fails to respond, within said 10 calendar day period, the Indemnified Person will have the right to undertake, at the Borrower's cost and expense and with counsel selected by the Indemnified Person, the defense, compromise or settlement of such matter on behalf of the Indemnified Person.

         (c) Limitation On Right of Borrower to Assume Defense. Anything contained in this Section to the contrary notwithstanding, the Borrower will not be entitled to assume the defense of any claim against the Indemnified Person (and will be liable for the fees and expenses of counsel incurred by the Indemnified Person in defending such claim) if such claim seeks an order, injunction or other relief other than money damages against the Indemnified Person.

         (d) Right of Indemnified Person's Counsel to Participate. Notwithstanding anything in this Section to the contrary, the Indemnified Person will have the right to participate at its own expense in the defense of any asserted liability; provided, however, that the Borrower will only be required to pay the expenses of such defense if the Indemnified Person is advised by counsel that there may be one or more legal defenses available to the

Indemnified Person that are different from or additional to those available to the Borrower (in which case the Borrower will not have the right to assume the defense of such asserted liability on behalf of the Indemnified Person).

         (e) Liability for Settlements. The Borrower will not be liable for any settlement of any lawsuit, action, proceeding or claim effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Person from and against any Loss by reason of such settlement or judgment.

         Section 8.03. Contribution. If the indemnification provided for in this
Article VIII is prohibited under applicable law to an Indemnified Person (other than by reason of exceptions provided in this Article) then the Borrower, in lieu of indemnifying the Indemnified Person, will contribute to the amount paid or payable by the Indemnified Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Borrower on the one hand and of the Indemnified Person on the other in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations. The amount paid or payable by the Borrower as a result of the Losses will include any legal or other fees or expenses reasonably incurred by the Indemnified Person in connection with investigating or defending any action, lawsuit, claim or proceeding.

         Section 8.04. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final), funds or other property, if any, at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against all or any of the Obligations of the Borrower now or hereafter existing under any Loan Document, whether or not Lender shall have made any demand under the Loan Document and although those obligations may be unmatured. Lender agrees promptly to notify the Borrower after any setoff and application, but the failure to give the notice shall not affect the validity of the setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

                                   ARTICLE IX

                                    Warrants

         Section 9.01. Issuance of Warrants. As additional consideration for the Lender agreeing to make the Loans to the Borrower hereunder, the Parent and the Borrower agree that they will issue to the Lender either, at the Lender's sole option, (on a pro rata basis calculated on the amount of the Loans out of $1,100,000) warrants (the "Warrants") to purchase (a) 3% of the outstanding shares of the Parent's common stock on the date of the consummation of the SoftNet Transaction (or if the SoftNet Transaction shall not be consummated, on the date of the issuance of the Warrants to the Lender) or (b) 3% of the outstanding shares of the Borrower's common stock on the date of the consummation of the SoftNet Transaction (or if the SoftNet Transaction shall not be consummated, on the date of the issuance of the Warrants to the Lender); provided, however, that if any principal amount of the Loans is outstanding on or after the date which is 60 days from the date of this Agreement, such warrants shall be for 4% of the outstanding shares of common stock of the Parent or the Borrower, as the case may be, on a fully diluted basis, and provided, further, however, that if any principal amount of the Loans is outstanding on or after the date which is 120 days from the date of this Agreement, such warrants shall be for 5 % of the outstanding shares of common stock of the Parent or the Borrower, as the case may be, on the date of the consummation of the SoftNet Transaction (or if the SoftNet Transaction shall not be consummated, on the date of the issuance of the Warrants to the Lender).

         Section 9.02. Terms of the Warrants.

         (a) Strike Price. (i) The Warrants to purchase shares of the Parent's common stock will have a per share strike price equal to 50% of the average of the last reported sale prices of the Parent common stock on any exchange or market where such common stock is traded, for the 15 trading days beginning on May 1, 2000.

         (ii) The Warrants to purchase shares of the Borrower's common stock will have a per share strike price equal to 50 % of (A) if the Borrower has competed an initial public offering of shares of its common stock (an "IPO"), the price per share in such IPO, or (B) if no IPO has occurred, the per share strike price will be the lower of 50 % of (A) the lowest sale price for shares of the Borrower's common stock in a private transaction and (B) the book value of the shares of common stock at the time of the exercise of the Warrant.

         (b) Exercise Period. The Warrants (i) to purchase shares of the Borrower's stock will be exercisable any time after the date of this Agreement and (ii) to purchase shares of the Parent's stock will be exercisable any time after May 1, 2000 and, in either case, shall expire on November 3, 2004.

         (c) Other Terms. The Warrants will contain terms similar to the warrants issued to the Lender pursuant to the Subscription Agreement, including, without limitation, similar anti dilution protection, and shall be entitled to registration rights similar to those set forth in the Investor Rights Agreement, including, without limitation, demand and "piggyback" registration rights. Such Warrants will be freely transferable by the Lender, subject to applicable securities laws.

         Section 9.03. Documentation. The Parent, the Borrower and the Lender agree to execute and deliver a warrant agreement and an investor rights agreement containing the terms set forth in this Article IX, within 90 days after the date of this Agreement.

                                    ARTICLE X

                                  Miscellaneous

         Section 10.01. Amendment of Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 10.02. Notices. All notices, requests, demands and other communications to any party or given under any Loan Document (collectively, "Notices") will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by telecopier, with confirmation received, to the telecopy number specified below (or at such other address or telecopy number as will be specified by a party by like notice given at least five calendar days prior thereto):

         (a) If to the Borrower or the Parent, at:

                  PICK Sat, Inc.
                  8401 N.W. 53d Terrace Suite 119
                  Miami, Florida 33166
                  Telecopier: (305) 717-1523

         with a simultaneous copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  25th Floor
                  New York, New York 10158
                  Attention: Elliot H. Lutzker, Esq.
                  Telecopier: (212) 949-7052

         (b) If to the Lender, at:

                  Tri-Links Investment Trust
                  Two World Financial Center
                  17th Floor
                  New York, New York 10281
                  Attention: Doug Dragotti
                  Telecopier: 212-667-1708

         With a copy to:

                  Richards Spears Kibbe & Orbe
                  One Chase Manhattan Plaza
                  New York, New York 10005
                  Attention: Andrew M. Weinfeld, Esq.
                  Telecopier: 212-530-1801

         All Notices will be deemed delivered when actually received. Each of the parties will hereafter notify the other in accordance with this Section of any change of address or telecopy number to which notice is required to be mailed.

         Section 10.03. Remedies, No Waiver. The rights and remedies provided in the Loan Documents will be cumulative and not exclusive of any rights or remedies provided by law. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

         Section 10.04. Enforceability, Successors and Assigns. This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

         Section 10.05. Integration. This Agreement and the other Loan Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

         Section 10.06. Forum, Submission to Jurisdiction. Any lawsuit, action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Borrower, the Parent and the Lender hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of these courts. Each of the Borrower, the Parent and the Lender hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any lawsuit, action or proceeding in those jurisdictions.

         Section 10.07. Execution in Counterpart. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

         Section 10.08. Law Governing. This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state.

         Section 10.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance OF the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.10. Transfer of Notes, Participation. Lender may transfer its Notes or grant participations in all or any part of any Loans to one or more Persons; provided, however, that Lender shall not transfer any of its Notes without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and provided, further, that Lender shall be entitled to grant participations in all or part of any Loans without the consent of the Borrower. The Borrower hereby consents to the disclosure of any information obtained by Lender in connection with this Agreement to any Person to which Lender sells, or proposes to sell, its Note or any participation interest in any Loan.

         Section 10.11. Survival. All representations, warranties, covenants, agreements, and conditions contained in or made pursuant to the Loan Document shall survive, notwithstanding any investigation, until the due and punctual (a) payment of the Obligations and (b) performance, observance and compliance with the covenants, terms and conditions, express or implied, of all Loan Documents. After such due and punctual payment, performance, observance and compliance, the Loan Document shall cease and terminate, except that the provisions of Article VII and Article VIII of this Agreement shall survive thereafter.

         Section 10.12. Lawful Interest. The Borrower shall not be obligated to pay any interest in excess of the maximum rate provided by law and interest under any Loan Document otherwise in excess of that rate shall be reduced to that rate.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       TRI-LINKS INVESTMENT TRUST, by Wilmington
                                       Trust Company as Trustee,


                                       By: /s/ David A. Vanaskey, Jr.
                                           -------------------------------------
                                           Name: David A. Vanskey, Jr.
                                           Title: Vice President

                                       PICK SAT, INC.



                                       By: /s/ Diego Leiva
                                           -------------------------------------
                                           Name: Diego Leiva
                                           Title: Chairman

                                       PICK COMMUNICATIONS, CORP.



                                       By: /s/ Diego Leiva
                                           -------------------------------------
                                           Name: Diego Leiva
                                           Title: Chairman